UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2008

LoopNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52026 (Commission File Number)	77-0463987 (IRS Employer Identification No.)
LoopNet, Inc.
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Address of principal executive
offices, with zip code)
(415) 243-4200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)(1) On December 10, 2008, the Board of Directors (the “Board”) of LoopNet, Inc. (the “Company”) approved Amended and Restated Bylaws for the Company (the “Restated Bylaws”), effective immediately. The full text of the Restated Bylaws is filed herewith as Exhibit 3.1.
(b) The Restated Bylaws amend the prior bylaws of the Company in the following principal respects:
•	Section 2.1 (Annual Meetings). Amends and restates Section 2.1 to:
•	Specify that the advance notice requirements for annual meetings apply to any nomination or business to be brought before an annual meeting of stockholders, whether such stockholder intends the proposal to be included in the Company’s proxy statement or to conduct its own proxy solicitation.

•	Revise the notice period such that, to be timely, a stockholder’s notice must be delivered to the Company Secretary not less than 120 or more than 150 days before the first anniversary of the date of the preceding year’s annual meeting, unless the annual meeting is more than 30 days before or more than 30 days after the first anniversary of the prior year’s annual meeting, in which case, to be timely, a stockholder’s notice must be delivered not later than the close of business on the later of the 90th day before the annual meeting or the 10th day following the day on which public announcement of the date of such meeting if first made. The previous notice period was tied to not less than 90 or more than 120 days before the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders.

•	Clarify that public announcement of an adjournment of the annual meeting shall not commence a new time period or extend any time period for the giving of a stockholder’s notice.

•	Expand and add additional specificity to the categories of information which the stockholder proponent must provide about the nominee, the proponent and any business proposed by the stockholder, including interests in derivative securities, and information that would enable the board of directors to determine a nominee’s eligibility to serve as a director.
•	Section 2.2 (Special Meetings). Amends and restates Section 2.2 to:
•	Specify that the advance notice requirements for special meetings apply to any director nomination to be brought before a special meeting of stockholders, whether such stockholder intends the proposal to be included in the Company’s proxy statement or to conduct its own proxy solicitation.

•	Clarify that public announcement of an adjournment of the annual meeting shall not commence a new time period or extend any time period for the giving of a stockholder’s notice.

•	Expand and add additional specificity to the categories of information which the stockholder proponent must provide about the proposed nominee and the stockholder proponent including interests in derivative securities, and information that would enable the board of directors to determine a nominee’s eligibility to serve as a director.
•	Section 3.12 (Removal of Directors). Amends and restates Section 3.12 to provide that the Company’s directors can only be removed for cause.

•	Section 5.6 (Chief Executive Officer) and Section 5.7 (President). Amend and restate Section 5.6 and Section 5.7 to clarify that the Chief Executive Officer serves as the “principal executive officer” of the Company and the President serves as the “principal operating officer” of the Company.
     The Restated Bylaws also effect several additional minor clarifications and revisions to the foregoing sections.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of LoopNet, Inc., effective December 10, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2008	LOOPNET, INC. (Registrant)
	By:	/s/ BRENT STUMME
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of LoopNet, Inc., effective December 10, 2008.